Exhibit 99.1

CLAYTON WILLIAMS ENERGY ANNOUNCES SECOND QUARTER 2016
FINANCIAL RESULTS

Midland, Texas, August 3, 2016 (BUSINESS WIRE) - Clayton Williams Energy, Inc. (the “Company”) (NYSE-CWEI) today reported its financial results for the second quarter of 2016.

Summary

•	Oil and Gas Production of 13.6 MBOE/d

•	Net Loss of $73.8 million; Adjusted Net Loss[1] (non-GAAP) of $34.3 million

•	Cash Flow from Operations of $(16.6) million; EBITDAX[2] (non-GAAP) of $13.4 million

•	Liquidity of $255.7 million

•	Recent Actions to Improve Balance Sheet

Financial Results for the Second Quarter of 2016

The Company reported a net loss for the second quarter of 2016 (“2Q16”) of $73.8 million, or $6.06 per share, as compared to a net loss of $23.3 million, or $1.92 per share, for the second quarter of 2015 (“2Q15”). Adjusted net loss1 (non-GAAP) for 2Q16 was $34.3 million, or $2.82 per share, as compared to adjusted net loss1 (non-GAAP) of $13.1 million, or $1.08 per share, for 2Q15. Cash flow from operations for 2Q16 was $(16.6) million as compared to $8.5 million for 2Q15. EBITDAX2 (non-GAAP) for 2Q16 was $13.4 million as compared to $36.5 million for 2Q15.

For the six months ended June 30, 2016, net loss attributable to Company stockholders was $109 million, or $8.96 per share, as compared to net loss of $41.6 million, or $3.42 per share, for the same period in 2015. Adjusted net loss1 (non-GAAP) for the six-month period in 2016 was $65 million, or $5.34 per share, as compared to adjusted net loss1 (non-GAAP) of $33.6 million, or $2.76 per share, for the same period in 2015. Cash flow from operations for the six-month period in 2016 was $(16.1) million as compared to $28.6 million during the same period in 2015. EBITDAX2 (non-GAAP) for the six-month period in 2016 was $22.9 million as compared to $62.6 million for the same period in 2015.

The key factors affecting the comparability of financial results for 2Q16 versus 2Q15 were:

•
Oil and gas sales for 2Q16, excluding amortized deferred revenues, decreased $26.3 million compared to 2Q15. Production variances accounted for a $13.8 million decrease and price variances accounted for a $12.5 million decrease. Average realized oil prices were $40.51 per barrel in 2Q16 versus $53.32 per barrel in 2Q15, average realized gas prices were $1.87 per Mcf in 2Q16 versus $2.58 per Mcf in 2Q15, and average realized natural gas liquids (“NGL”) prices were $14.09 per barrel in 2Q16 versus $15.30 per barrel in 2Q15. Amortized deferred revenue in 2Q16 totaled $0.4 million as compared to $1.7 million in 2Q15.

•
Oil, gas and NGL production per barrel of oil equivalent (“BOE”) decreased 18% in 2Q16 as compared to 2Q15, with oil production decreasing 20% to 9,835 barrels per day, gas production decreasing 20% to 12,890 Mcf per day, and NGL production increasing 2% to 1,593 barrels per day. Oil and NGL production accounted for approximately 84% of the Company’s total BOE production in 2Q16 and 2Q15. After giving effect to the sale of selected leases and wells in South Louisiana in September 2015, oil, gas and NGL production per BOE decreased 16% in 2Q16 as compared to 2Q15. See accompanying tables for additional information about the Company’s oil and gas production.

•
Production costs in 2Q16 were $19.2 million versus $23.1 million in 2Q15 due to lower oilfield service costs and reductions in production taxes associated with a decrease in commodity prices. Production costs on a BOE basis, excluding production taxes, increased 6% to $13.81 per BOE in 2Q16 versus $13.02 per BOE in 2Q15.

•
Interest expense for 2Q16 was $26.6 million versus $13.6 million for 2Q15. The increase was due primarily to $13.3 million of incremental interest expense on funded indebtedness incurred under a second lien term loan credit facility issued in connection with a refinancing in March 2016 (the “Refinancing”). The Company elected to pay interest on the term loan facility in-kind and resulted in an increase in the principal amount of the term loan to $363.3 million.

•
The Company accounts for the warrants issued in connection with the Refinancing as derivative instruments and carries the warrants as a non-current liability at their fair value. The Company recorded a $37.9 million loss on change in fair value in 2Q16.

•
Loss on commodity derivatives for 2Q16 was $15.9 million (including a $2.9 million loss on settled contracts) versus a loss on commodity derivatives in 2Q15 of $12.3 million (including a $1.8 million loss on settled contracts). See accompanying tables for additional information about the Company’s accounting for derivatives.

•
General and administrative expenses for 2Q16 were $13.6 million versus $11.3 million for 2Q15. The increase was attributable to a $2.6 million net change in compensation expense related to the Company’s APO reward plans ($9.1 million in 2Q16 versus $6.5 million in 2Q15).

1 See “Computation of Adjusted Net Loss (non-GAAP)” below for an explanation of how the Company calculates and uses adjusted net loss (non-GAAP) and for a reconciliation of net loss (GAAP) to adjusted net loss (non-GAAP).
2 See “Computation of EBITDAX (non-GAAP)” below for an explanation of how the Company calculates and uses EBITDAX (non-GAAP) and for a reconciliation of net loss (GAAP) to EBITDAX (non-GAAP).

Balance Sheet and Liquidity

As of June 30, 2016, total long-term debt was $930.1 million, consisting of $336.6 million (net of $26.6 million of original issue discount and debt issuance costs) under the second lien term loan credit facility and $593.5 million of 7.75% Senior Notes due 2019. The borrowing base established by the banks under the revolving credit facility and the aggregate lender commitment was $100 million at June 30, 2016. The Company had $98.1 million of availability under the revolving credit facility after allowing for outstanding letters of credit of $1.9 million. Liquidity, consisting of cash, certificates of deposit and commercial paper and funds available on the revolving credit facility, totaled $255.7 million.

As announced on July 25, 2016, the Company has agreed to sell 5,051,100 shares of common stock to funds managed by Ares Management, L.P. for cash proceeds of $150 million or approximately $29.70 per share. When closed, proceeds from this sale will provide additional liquidity for potential debt reduction transactions related to its 7.75% Senior Notes due 2019 (“Notes”) and for developmental drilling on its 65,000 net acre position in the core of the southern Delaware Basin. In connection with the transaction, lenders under the Company’s term loan credit facility waived certain restrictions to enable the Company to use proceeds from equity issuances and specified asset sales for debt reduction and capital expenditures.

On July 28, 2016, the Company commenced a modified “Dutch Auction” cash tender offer to purchase up to $100 million aggregate principal amount of its Notes with a bid range from $880 to $950 per each $1,000 aggregate principal amount of Notes. The tender offer will expire on August 29, 2016.

Scheduled Conference Call

The Company will host a conference call to discuss these results and other forward-looking items Wednesday, August 3rd at 9:30 a.m. CT (10:30 a.m. ET).

A live webcast for investors and analysts will be available on the Company’s website at www.claytonwilliams.com under the “Investors” section. The webcast will be archived on the site for 30 days following the call.

Participants should call (877) 868-1835 and indicate 54104739 as the conference passcode. A replay will be available from 1:30 p.m. CT (2:30 p.m. ET) on August 3rd until August 10th. To listen to the replay dial (855) 859-2056 and enter passcode 54104739.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.  These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events.  The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums                    Michael L. Pollard
Director of Investor Relations            Chief Financial Officer
(432) 688-3419                    (432) 688-3029
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com

TABLES AND SUPPLEMENTAL INFORMATION FOLLOW

CLAYTON WILLIAMS ENERGY, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
REVENUES
Oil and gas sales	$41,055	$68,662	$69,881	$127,232
Midstream services	1,072	1,603	2,359	3,214
Drilling rig services	—	—	—	23
Other operating revenues	68	2,966	269	6,904
Total revenues	42,195	73,231	72,509	137,373

COSTS AND EXPENSES
Production	19,230	23,093	36,384	46,523
Exploration:
Abandonments and impairments	34	2,508	1,024	4,131
Seismic and other	318	105	429	971
Midstream services	833	534	1,169	933
Drilling rig services	1,197	1,620	2,466	3,496
Depreciation, depletion and amortization	38,178	42,121	76,791	84,775
Impairment of property and equipment	—	—	2,347	2,531
Accretion of asset retirement obligations	1,041	977	2,070	1,935
General and administrative	13,565	11,328	17,456	20,471
Other operating expenses	1,364	2,003	2,515	2,847
Total costs and expenses	75,760	84,289	142,651	168,613
Operating loss	(33,565)	(11,058)	(70,142)	(31,240)

OTHER INCOME (EXPENSE)
Interest expense	(26,557)	(13,609)	(43,644)	(26,886)
Loss on change in fair value of common stock warrants	(37,910)	—	(31,605)	—
Loss on commodity derivatives	(15,953)	(12,300)	(15,327)	(7,668)
Impairment of investment and other	372	871	(7,199)	1,564
Total other income (expense)	(80,048)	(25,038)	(97,775)	(32,990)
Loss before income taxes	(113,613)	(36,096)	(167,917)	(64,230)
Income tax benefit	39,826	12,764	58,869	22,666
NET LOSS	$(73,787)	$(23,332)	$(109,048)	$(41,564)

Net loss per common share:
Basic	$(6.06)	$(1.92)	$(8.96)	$(3.42)
Diluted	$(6.06)	$(1.92)	$(8.96)	$(3.42)
Weighted average common shares outstanding:
Basic	12,170	12,170	12,170	12,170
Diluted	12,170	12,170	12,170	12,170

CLAYTON WILLIAMS ENERGY, INC. CONSOLIDATED BALANCE SHEETS (In thousands) ASSETS

	June 30,	December 31,
	2016	2015
CURRENT ASSETS	(Unaudited)

Cash and cash equivalents	$63,627	$7,780
Investments - certificates of deposit and commercial paper	93,951	—
Accounts receivable:
Oil and gas sales	16,804	16,660
Joint interest and other, net	3,112	3,661
Affiliates	238	260
Inventory	27,735	31,455
Deferred income taxes	9,280	6,526
Fair value of commodity derivatives	218	—
Prepaids and other	2,574	2,463
	217,539	68,805
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	2,615,105	2,585,502
Pipelines and other midstream facilities	61,323	60,120
Contract drilling equipment	123,917	123,876
Other	19,176	19,371
	2,819,521	2,788,869
Less accumulated depreciation, depletion and amortization	(1,656,134)	(1,587,585)
Property and equipment, net	1,163,387	1,201,284

OTHER ASSETS
Fair value of commodity derivatives	324	—
Investments and other	7,041	17,331
	7,365	17,331
	$1,388,291	$1,287,420

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable:
Trade	$25,537	$29,197
Oil and gas sales	17,816	19,490
Affiliates	195	383
Fair value of commodity derivatives	13,387	—
Accrued liabilities and other	16,635	16,669
	73,570	65,739
NON-CURRENT LIABILITIES
Long-term debt	930,129	742,410
Deferred income taxes	52,881	108,996
Fair value of commodity derivatives	2,458	—
Fair value of common stock warrants	48,368	—
Asset retirement obligations	61,482	48,728
Accrued compensation under non-equity award plans	23,870	16,254
Deferred revenue from volumetric production payment and other	4,983	5,695
	1,124,171	922,083
STOCKHOLDERS’ EQUITY
Preferred stock, par value $.10 per share	—	—
Common stock, par value $.10 per share	1,216	1,216
Additional paid-in capital	152,686	152,686
Retained earnings	36,648	145,696
Total stockholders' equity	190,550	299,598
	$1,388,291	$1,287,420

CLAYTON WILLIAMS ENERGY, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(73,787)	$(23,332)	$(109,048)	$(41,564)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation, depletion and amortization	38,178	42,121	76,791	84,775
Impairment of property and equipment	—	—	2,347	2,531
Abandonments and impairments	34	2,508	1,024	4,131
(Gain) loss on sales of assets and impairment of inventory, net	1,255	(1,178)	1,963	(4,249)
Deferred income tax benefit	(39,826)	(12,764)	(58,869)	(22,666)
Non-cash employee compensation	8,936	5,770	7,868	7,084
Loss on commodity derivatives	15,953	12,300	15,327	7,668
Cash settlements of commodity derivatives	(2,906)	(1,767)	(24)	(1,767)
Accretion of asset retirement obligations	1,041	977	2,070	1,935
Amortization of debt issue costs and original issue discount	1,572	748	3,953	1,495
Loss on change in fair value of common stock warrants	37,910	—	31,605	—
Amortization of deferred revenue from volumetric production payment	(437)	(1,723)	(639)	(3,501)
Paid in-kind interest expense	13,271	—	13,271	—
Impairment of investment and other	149	(94)	8,381	404
Changes in operating working capital:
Accounts receivable	(4,176)	(1,528)	427	21,027
Accounts payable	(704)	(33)	(11,356)	(26,211)
Other	(13,091)	(13,469)	(1,197)	(2,472)
Net cash provided by (used in) operating activities	(16,628)	8,536	(16,106)	28,620
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(14,734)	(35,730)	(28,974)	(125,267)
Purchase of certificates of deposit and commercial paper	(93,951)	—	(93,951)	—
Proceeds from sales of assets	3,796	27,745	5,176	32,740
Decrease (increase) in equipment inventory	263	(680)	477	1,027
Proceeds from volumetric production payment and other	(6)	232	132	498
Net cash used in investing activities	(104,632)	(8,433)	(117,140)	(91,002)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	—	—	343,237	42,000
Proceeds from issuance of common stock warrants	—	—	16,763	—
Repayments of long-term debt	—	—	(160,000)	—
Payment of debt issuance costs	(4)	—	(10,907)	—
Net cash provided by (used in) financing activities	(4)	—	189,093	42,000
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(121,264)	103	55,847	(20,382)
CASH AND CASH EQUIVALENTS
Beginning of period	184,891	7,531	7,780	28,016
End of period	$63,627	$7,634	$63,627	$7,634

CLAYTON WILLIAMS ENERGY, INC.
COMPUTATION OF ADJUSTED NET LOSS (NON-GAAP)
(Unaudited)
(In thousands, except per share)

Adjusted net loss is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as a tool for operating trends analysis and industry comparisons. Adjusted net loss is not an alternative to net loss presented in conformity with GAAP.

The Company defines adjusted net loss as net loss before changes in fair value of commodity derivatives and common stock warrants, abandonments and impairments, impairments of property and equipment, net (gain) loss on sales of assets and impairment of inventory, amortization of deferred revenue from volumetric production payment, impairment of investments, certain non-cash and unusual items and the impact on taxes of the adjustments for each period presented.

The following table is a reconciliation of net loss (GAAP) to adjusted net loss (non-GAAP):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net loss	$(73,787)	$(23,332)	$(109,048)	$(41,564)
Loss on commodity derivatives	15,953	12,300	15,327	7,668
Cash settlements of commodity derivatives	(2,906)	(1,767)	(24)	(1,767)
Loss on change in fair value of common stock warrants	37,910	—	31,605	—
Abandonments and impairments	34	2,508	1,024	4,131
Impairment of property and equipment	—	—	2,347	2,531
Net (gain) loss on sales of assets and impairment of inventory	1,255	(1,178)	1,963	(4,249)
Amortization of deferred revenue from volumetric production payment	(437)	(1,723)	(639)	(3,501)
Non-cash employee compensation	8,936	5,770	7,868	7,084
Impairment of investment and other	149	(94)	8,381	404
Tax impact (a)	(21,374)	(5,599)	(23,816)	(4,342)
Adjusted net loss	$(34,267)	$(13,115)	$(65,012)	$(33,605)

Adjusted earnings per share:
Diluted	$(2.82)	$(1.08)	$(5.34)	$(2.76)

Weighted average common shares outstanding:
Diluted	12,170	12,170	12,170	12,170

Effective tax rates	35.1%	35.4%	35.1%	35.3%
_______

(a)	The tax impact is computed utilizing the Company’s effective tax rate on the adjustments for each period presented.

CLAYTON WILLIAMS ENERGY, INC. COMPUTATION OF EBITDAX (NON-GAAP) (Unaudited) (In thousands)

EBITDAX is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as an indication of an entity's ability to meet its debt service obligations and to internally fund its exploration and development activities. EBITDAX is not an alternative to net loss or cash flow from operating activities, or any other measure of financial performance presented in conformity with GAAP.

The Company defines EBITDAX as net loss before interest expense, income taxes, exploration costs, net (gain) loss on sales of assets and impairment of inventory, and all non-cash items in the Company's statements of operations, including depreciation, depletion and amortization, impairment of property and equipment, accretion of asset retirement obligations, amortization of deferred revenue from volumetric production payment, certain employee compensation, changes in fair value of commodity derivatives and common stock warrants, impairment of investments and certain non-cash and unusual items.

The following table reconciles net loss to EBITDAX:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net loss	$(73,787)	$(23,332)	$(109,048)	$(41,564)
Interest expense	26,557	13,609	43,644	26,886
Income tax benefit	(39,826)	(12,764)	(58,869)	(22,666)
Exploration:
Abandonments and impairments	34	2,508	1,024	4,131
Seismic and other	318	105	429	971
Net (gain) loss on sales of assets and impairment of inventory	1,255	(1,178)	1,963	(4,249)
Depreciation, depletion and amortization	38,178	42,121	76,791	84,775
Impairment of property and equipment	—	—	2,347	2,531
Accretion of asset retirement obligations	1,041	977	2,070	1,935
Amortization of deferred revenue from volumetric production payment	(437)	(1,723)	(639)	(3,501)
Non-cash employee compensation	8,936	5,770	7,868	7,084
Loss on commodity derivatives	15,953	12,300	15,327	7,668
Cash settlements of commodity derivatives	(2,906)	(1,767)	(24)	(1,767)
Loss on change in fair value of common stock warrants	37,910	—	31,605	—
Impairment of investment and other	149	(94)	8,381	404
EBITDAX	$13,375	$36,532	$22,869	$62,638

The following table reconciles net cash provided by (used in) operating activities to EBITDAX:

Net cash provided by (used in) operating activities	$(16,628)	$8,536	$(16,106)	$28,620
Changes in operating working capital	17,971	15,030	12,126	7,656
Seismic and other	318	105	429	971
Cash interest expense	11,714	12,861	26,420	25,391
	$13,375	$36,532	$22,869	$62,638

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY PRODUCTION AND PRICE DATA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Oil and Gas Production Data:
Oil (MBbls)	895	1,125	1,793	2,304
Gas (MMcf)	1,173	1,462	2,469	2,868
Natural gas liquids (MBbls)	145	142	272	276
Total (MBOE)	1,236	1,511	2,477	3,058
Total (BOE/d)	13,576	16,601	13,608	16,895
Average Realized Prices (a) (b):
Oil ($/Bbl)	$40.51	$53.32	$34.31	$48.56
Gas ($/Mcf)	$1.87	$2.58	$1.80	$2.61
Natural gas liquids ($/Bbl)	$14.09	$15.30	$11.67	$14.20
Loss on Settled Commodity Derivative Contracts (b):
($ in thousands, except per unit)
Oil:
Cash settlements paid	$(2,906)	$(1,767)	$(24)	$(1,767)
Per unit produced ($/Bbl)	$(3.25)	$(1.57)	$(0.01)	$(0.77)
Average Daily Production (c):
Oil (Bbls):
Permian Basin Area:
Delaware Basin	2,789	3,735	2,864	3,757
Other	2,850	2,909	2,888	2,854
Austin Chalk	1,707	1,929	1,740	1,924
Eagle Ford Shale	1,661	3,238	1,824	3,592
Other (d)	828	552	536	602
Total	9,835	12,363	9,852	12,729
Natural Gas (Mcf):
Permian Basin Area:
Delaware Basin	2,629	3,305	2,600	3,172
Other	5,405	5,802	5,684	5,832
Austin Chalk	1,711	1,783	1,699	1,750
Eagle Ford Shale	308	566	359	585
Other (d)	2,837	4,610	3,224	4,506
Total	12,890	16,066	13,566	15,845
Natural Gas Liquids (Bbls):
Permian Basin Area:
Delaware Basin	448	451	415	422
Other	737	794	733	769
Austin Chalk	187	164	179	167
Eagle Ford Shale	86	119	86	129
Other (d)	135	32	82	38
Total	1,593	1,560	1,495	1,525

(Continued)

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY PRODUCTION AND PRICE DATA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
BOE:
Permian Basin Area:
Delaware Basin	3,675	4,738	3,712	4,707
Other	4,488	4,670	4,568	4,595
Austin Chalk	2,179	2,390	2,202	2,383
Eagle Ford Shale	1,798	3,451	1,970	3,819
Other (d)	1,436	1,352	1,156	1,391
Total	13,576	16,601	13,608	16,895

Oil and Gas Costs ($/BOE Produced):
Production costs	$15.56	$15.28	$14.69	$15.21
Production costs (excluding production taxes)	$13.81	$13.02	$13.39	$13.14
Oil and gas depletion	$27.79	$25.32	$27.91	$25.23
______

(a)
Oil and gas sales includes $0.4 million for the three months ended June 30, 2016, $1.7 million for the three months ended June 30, 2015, $0.6 million for the six months ended June 30, 2016 and $3.5 million for the six months ended June 30, 2015 of amortized deferred revenue attributable to a volumetric production payment (“VPP”) transaction effective March 1, 2012. In August 2015, we terminated the VPP covering 277 MBOE of oil and gas production from August 2015 through December 2019 for $13.7 million. The calculation of average realized sales prices excludes production of 22,503 barrels of oil and 14,750 Mcf of gas for the three months ended June 30, 2015 and 45,654 barrels of oil and 30,837 Mcf of gas for the six months ended June 30, 2015 associated with the VPP.

(b)
Hedging gains/losses are only included in the determination of the Company’s average realized prices if the underlying commodity derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2016 or 2015 commodity derivative contracts as cash flow hedges. This means that the Company’s commodity derivatives for 2016 and 2015 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive loss on the Company’s balance sheet. This also means that all realized gains/losses on these commodity derivatives are reported in other income/expense instead of as a component of oil and gas sales.

(c)	Historical average daily production volumes have been reclassified to conform with current period presentation.

(d)
The average daily production related to selected leases and wells in South Louisiana sold in September 2015 was 530 total BOE for the three months ended June 30, 2015 and 490 total BOE for the six months ended June 30, 2015.

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY OF OPEN COMMODITY DERIVATIVES
(Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to June 30, 2016. In May 2016, the Company entered into costless collars covering 287 MBbls of oil production for the period from January 2017 through December 2017 at a floor price of $45.00 and a ceiling price of $55.00. In August 2016, the Company entered into a swap agreement covering 153 MBbls of oil production for the period from August 2016 through December 2016 at a price of $42.05. Settlement prices of commodity derivatives are based on NYMEX futures prices.

Swaps:

	Oil
	MBbls	Price
Production Period:
3rd Quarter 2016	615	$41.13
4th Quarter 2016	619	$41.18
2017	316	$44.30
	1,550

Costless Collars:

Oil
		Weighted	Weighted
		Average	Average
	MBbls	Floor Price	Ceiling Price
Production Period:
2017	1,415	$42.27	$51.66
1,415